UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2007

General Growth Properties, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11656	42-1283895
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 N. Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312.960.5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 22, 2007, the Board of Directors of the Company, in accordance with the recommendation of the Nominating & Governance Committee, amended the Company’s Corporate Governance Guidelines (the "Governance Guidelines"). The amended Governance Guidelines establish the responsibilities of the Lead Director and provide that the Lead Director will be elected by the non-employee directors. The responsibilities of the Lead Director are to:

• preside at all meetings of the Board at which the Chairman of the Board is not present;
• serve as liaison between the Chairman and the non-management directors;
• review and comment on information to be sent to the Board;
• review and comment on meeting agendas for the Board;
• review and comment on meeting schedules to assure that there is sufficient time for discussion of all agenda items; and
• call meetings of non-management directors in his discretion.

In addition, the non-employee directors elected Adam Metz to serve as Lead Director and the Compensation Committee approved an annual retainer of $20,000 to the Lead Director, prorated for 2007.

The Governance Guidelines, as amended, can be accessed on the Company’s website at www.ggp.com by clicking on "Investment," then "Corporate Governance." The Governance Guidelines are also attached as Exhibit 99 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

99 General Growth Properties, Inc. Corporate Governance Guidelines, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Growth Properties, Inc.

June 27, 2007	By:	Bernard Freibaum

Name: Bernard Freibaum
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99	General Growth Properties, Inc. Corporate Governance Guidelines, as amended.